SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 17, 2005, Pogo Producing Company, a Delaware corporation (the “Company”), completed the sale of all of the issued and outstanding shares of Thaipo Limited, a Thailand company and a wholly-owned subsidiary of the Company (“Thaipo”), and all of the Company’s 46.34% interest in B8/32 Partners Limited, also a Thailand company (“B8/32 Partners”), for a total purchase price of U.S. $820 million.  The sale of the shares of Thaipo and the Company’s interests in B8/32 Partners effected the disposition of all of the Company’s Thailand operations, including its 46.34% working interest in a 608,000 gross acre concession in central portions of the Gulf of Thailand.

On June 7, 2005, the Company completed the sale of Pogo Hungary, Ltd., a Hungarian company and a wholly-owned subsidiary of the Company (“Pogo Hungary”), for approximately U.S. $9 million.  The sale of Pogo Hungary resulted in the disposition of the Company’s exploration license and related operations in Hungary.

Under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company classifies assets to be disposed of as held for sale or, if appropriate, discontinued operations when they have received appropriate approvals by the Company’s management or Board of Directors and when they meet other criteria.  As of June 30, 2005, the Company had completed the sale of Pogo Hungary and was in the process of completing the sale of its Thailand operations and accordingly classified those operations as discontinued operations for all periods presented in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (“June 2005 Quarterly Report”).

In accordance with requirements of the Securities and Exchange Commission (the “SEC”), the Company has recast information presented in the following items in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 7, 2005 (the “2004 Annual Report”) to conform to the presentation of the Company’s Thailand and Hungary operations as discontinued operations:

•                  Item 6—Selected Financial Data,

•                  Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•                  Item 7A—Quantitative and Qualitative Disclosures About Market Risk, and

•                  Item 8—Financial Statements and Supplementary Data

The recast information is filed as Exhibits 99.3, 99.4, 99.5 and 99.6 to this report and incorporated herein by this reference.  We are also including and incorporating herein by this reference as Exhibit 99.6 to this report “Item 9A—Controls and Procedures.”  Except with respect to the limited matters described above, the recast information included in this report has not been updated to reflect events subsequent to the filing of the 2004 Annual Report.  This report should be read in conjunction with the portions of the 2004 Annual Report that have not been recast herein, as well as in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, the June 2005 Quarterly Report and other Current Reports on Form 8-K filed by the Company with the SEC after the 2004 Annual Report.

Statements in this report other than statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are thus prospective.  As further discussed under the caption “Forward Looking Statements” in the 2004 Annual Report, these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Item  9.01 Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description

23.1	Consent of Ryder Scott Company, L.P.

23.2	Consent of Miller and Lents, Ltd.

23.3	Consent of PricewaterhouseCooper LLP

99.1	Summary Reports of Ryder Scott Company, L.P. for the years ended December 31, 2004, 2003 and 2002.

*99.2	Summary Reports at Miller and Lents, Ltd. for the years ended December 31, 2004, 2003 and 2002 (Exhibits 99.2, 99.4 and 99.6, Annual Report on Form 10-K for the year ended December 31, 2004).

99.3	Selected Financial Data

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.5	Quantitative and Qualitative Disclosures About Market Risk

99.6	Financial Statements and Supplementary Data

* Asterisk indicates exhibits incorporated by reference as shown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: August 25, 2005	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer